Exhibit 99.15

THIS WARRANT AND ANY SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE LAWS. THIS WARRANT HAS BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE 1933 ACT. THIS WARRANT AND ANY SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THE SALE, PLEDGE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THIS WARRANT AND ANY SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF THIS WARRANT IS RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF A PURCHASE AGREEMENT DATED AS OF DECEMBER 3, 2001, A COPY OF WHICH IS AVAILABLE UPON
REQUEST FOR INSPECTION AT THE OFFICES OF THE COMPANY. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE COMPANY.


        , 2001                                 Void After November   , 2006
--------                                                           --

                           McLEODUSA INCORPORATED

                       Common Stock Purchase Warrant

     McLeodUSA Incorporated, a Delaware corporation (the "Corporation"), hereby certifies that for value received [ ] ("[ ]"), or its assigns, is entitled to purchase, subject to the terms and conditions hereinafter set forth, an aggregate of ____________ ( ) shares (subject to adjustment as hereinafter provided) of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation at a purchase price equal to One Hundred Fifty Percent (150%) of the conversion price of the Series F Preferred Stock of the Corporation as determined pursuant to Section 6(a) of the Certificate of Designations pursuant to which the Series F Preferred Stock was issued (subject to adjustment as set forth herein, the "Exercise Price"), payable as hereinafter provided.

     SECTION 1. Warrant Expiration Date. As used herein, the term "Warrant Expiration Date" shall mean 5:00 p.m., Eastern Time, on ____________ ___, 200__[insert date which is 5 years from date of issuance]; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m., Eastern Time, on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     SECTION 2. Notice. In case at any time: (a) the Corporation shall pay any dividend or make any distribution (other than regular cash dividends from earnings or earned surplus paid at an established rate) to the holders of its Common Stock; (b) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation or consolidation or merger of the Corporation with or sale of all or substantially all of its assets to another corporation; (d) there shall be a voluntary, involuntary or deemed dissolution, liquidation or winding-up of the Corporation; or (e) the Corporation (or any subsidiary thereof) shall commence a tender offer for all or a portion of the Corporation's outstanding shares of Common Stock; then, in any one or more of such cases, the Corporation shall give written notice, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such registered holder as shown on the books of the Corporation of the date on which (i) the books of the Corporation shall close or a record date shall be fixed for determining the stockholders entitled to such dividend, distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion, redemption or other event shall take place, as the case may be. Such notice shall also provide reasonable details of the proposed transaction and specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion, redemption, tender offer or other event, as the case may be. Such written notice shall be given at least 10 business days prior to the action in question and not less than 10 business days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

     SECTION 3. Exercise.
                --------

     (a) Manner of Exercise. This Warrant may be exercised at any time or from time to time, but no earlier than sixty (60) days after the date of issuance hereof, on any day which is not a Saturday, Sunday or holiday under the laws of the State of New York, for all or any part of the number of shares of Common Stock purchasable upon its exercise; provided, however, that this Warrant shall be void and all rights represented hereby shall cease unless exercised before the Warrant Expiration Date. In order to exercise this Warrant, in whole or in part, the holder hereof shall deliver to the Corporation at its principal place of business, or at such other office as the Corporation may designate by notice in writing, (i) this Warrant and (ii) a written notice of such holder's election to exercise this Warrant substantially in the form of Exhibit A attached hereto and shall pay to the Corporation, by cashier's check made payable to the order of the Corporation or wire transfer of funds to an account designated by the Corporation, an amount equal to the aggregate purchase price for all shares of Common Stock as to which this Warrant is exercised.

     (b) Issuance of Common Stock. Upon receipt of the documents and payments or shares described in Section 3(a), the Corporation shall, as promptly as practicable, and in any event within 10 business days thereafter, execute or cause to be executed, and deliver to such holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with an amount in cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in the denomination specified in said notice and shall be registered in the name of the holder hereof. This Warrant shall be deemed to have been exercised and a certificate or certificates for shares of Common Stock shall be deemed to have been issued, and the holder hereof or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes as of the date said notice, together with this Warrant and the documents and payments or shares described in Section 3(a), is received by the Corporation as aforesaid. If this Warrant shall have been exercised in part, the Corporation shall, at the time of delivery of said certificate or certificates, deliver to the holder hereof a new Warrant evidencing the rights of such holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. The Corporation shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 3, except that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of the shares of Common Stock issuable upon exercise in a name other than that of the holder who shall have surrendered the same in exercise of the subscription right evidenced thereby. The Corporation covenants that all shares of Common Stock issued upon exercise of this Warrant will, upon payment (or deemed payment in the case of cashless exercise) of the Exercise Price, be duly authorized and validly issued, fully paid and nonassessable, free of preemptive rights and, except for any tax payable by the holder pursuant to the preceding sentence, free from all taxes, liens, charges and security interests with respect to the issue thereof. The Corporation shall from time to time use its reasonable best efforts to take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities act filings under federal and state laws which may be or become required in connection with the issuance, sale, transfer and delivery of this Warrant, the exercise of this Warrant, and the issuance, sale, transfer and delivery of the shares of Common Stock issued upon exercise of this Warrant.

     SECTION 4. Reservation of Shares. The Corporation covenants that it will at all times until the Warrant Expiration Date reserve and keep available, free of pre-emptive rights, out of its authorized and unissued Common Stock, solely for the purpose of issue upon exercise of this Warrant, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant.

     SECTION 5. Negotiability. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

     (a) Subject to compliance with federal and applicable state securities laws and the terms of this Warrant, title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment attached hereto as Exhibit B) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

     (b) Subject to compliance with federal and applicable state securities laws and the terms of this Warrant, any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

     (c) Until this Warrant is transferred on the books of the Corporation, the Corporation may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary, and any transfer in violation of the terms hereof shall be void and of no effect.

     SECTION 6. Loss or Mutilation. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction of such Warrant) and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation at its expense will execute and deliver, in lieu hereof, a new Warrant of like tenor.

     SECTION 7. Consolidation, Merger, etc. If any consolidation or merger of the Corporation with another corporation or other entity or the sale of all or substantially all of its assets to another corporation or other entity (each an "Extraordinary Event") shall be effected, then, as a condition of such Extraordinary Event, the Corporation shall cause lawful and adequate provision to be made whereby the registered holder of this Warrant shall thereafter have the right to receive, upon exercise hereof and the payment of the Exercise Price, in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the exercise of this Warrant, such shares of stock, securities or property (including cash) as may be issued or payable with respect to or in exchange for a number of shares of Common Stock of the Corporation immediately theretofore receivable upon the exercise of this Warrant had such Extraordinary Event not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or property thereafter deliverable upon the exercise hereof. The foregoing provisions shall similarly apply to successive Extraordinary Events. The Corporation shall not effect any such consolidation, merger or sale of all or substantially all of its assets unless, prior to the consummation thereof, the successor corporation or other entity (if other than the Corporation) resulting from such consolidation or merger or the corporation or other entity purchasing such assets shall assume by written instrument executed and mailed to the registered holder of this Warrant, at the last address of such registered holder appearing on the books of the Corporation, the obligation to deliver to such registered holder such shares of stock, securities or property as, in accordance with the foregoing provisions, such registered holder may be entitled to purchase or receive.

     SECTION 8. Antidilution Protection.

     (a) If at any time or from time to time after the date hereof, the Corporation issues or sells, or is deemed by the express provisions of this subsection (a) to have issued or sold, any Additional Shares of Common Stock (as defined in subsection (g) below), other than as a dividend or other distribution on any class of stock as provided in clause (d) below and other than a subdivision or combination of shares of Common Stock as provided in clause (e) below, without consideration or for an Effective Price (as defined in subsection (g) below) less than the Fair Market Value per share of Common Stock immediately prior to the time of such issue or sale, the then effective Exercise Price shall be reduced, as of the opening of business on the date of such issue or sale, to the price equal to the quotient obtained by dividing: (A) the product of (x) such Exercise Price multiplied by (y) the sum of (i) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to Section 7 or this Section 8) immediately prior to such issuance, and (ii) a number of shares of Common Stock calculated by dividing the consideration received by the Corporation from such issuance by the Fair Market Value per Share of the Common Stock; by (B) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to Section 7 and this
Section 8) immediately after such issuance of the Additional Shares of Common Stock. No adjustment of the Exercise Price, however, shall be made in an amount less than $0.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.01 per share or more. Upon any such reduction in the Exercise Price, the total number of shares issuable upon exercise of this Warrant shall be proportionately increased so that the total amount payable upon exercise in whole of this Warrant shall not be modified.

     (b) For the purpose of making any adjustment required under this
Section 8, the consideration received by the Corporation for any issue or sale of securities shall (i) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation, (ii) to the extent it consists of property other than cash, be computed at the fair market value of that property as determined in good faith by the Board of Directors of the Corporation, and (iii) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection (c) below) or Options (as defined in subsection (c) below) to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Options.

     (c) For the purpose of the adjustment required under this Section 8, if the Corporation issues or sells any (i) stock or other securities convertible into or exercisable or exchangeable for Additional Shares of Common Stock (such convertible, exercisable or exchangeable stock or securities being herein referred to as "Convertible Securities") or (ii) rights, options or warrants for the purchase of Additional Shares of Common Stock or Convertible Securities (such rights, options or warrants being referred to herein as "Options"), and if the Effective Price of such Additional Shares of Common Stock is less than the Fair Market Value of a share of Common Stock immediately prior to the time of the granting of such Convertible Securities or Options, the Corporation shall be deemed to have issued at the time of the issuance of such Options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Options or Convertible Securities, plus, in the case of such Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion, exercise or exchange thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise, conversion or exchange of Options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise, conversion or exchange of such Options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise, conversion or exchange of such Options or Convertible Securities. No further adjustment of the Exercise Price, as adjusted upon the issuance of such Options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Options or the conversion, exercise or exchange of any such Convertible Securities. If any such Options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Exercise Price, as adjusted upon the issuance of such Options or Convertible Securities, shall be readjusted at the time of such expiration to the Exercise Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such Options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, exercised or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion, exercise or exchange of such Convertible Securities.

     (d) In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities (other than rights or warrants distributed to all holders of such stock, which shall be treated in accordance with Section 8(c)), any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Exercise Price then in effect immediately prior to such dividend declaration or distribution shall be reduced as if the Corporation had subdivided its outstanding shares of Common Stock into a greater number of shares as provided in clause (e) of this Section 8.

     (e) If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the number of shares issuable upon exercise of this Warrant will be proportionately increased and the Exercise Price will be proportionately decreased, and if the Corporation at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of shares issuable upon exercise of this Warrant will be proportionately decreased and the Exercise Price will be proportionately increased.

     (f) Other Distributions. Other than ordinary cash dividends or distributions paid out of the Corporation's current earnings in amounts consistent with the Corporation's ordinary practice as in effect from time to time, which are specifically excluded from the provisions of this clause
(f), in the event the Corporation shall fix a record date for the making of a dividend or distribution on its Common Stock payable in cash, Common Stock of the Corporation, securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets or warrants or rights not referred to in clauses (d) or (e) of this Section 8 (the "Other Distribution"), then, in each such case, at the election of the Corporation, either (i) the number of shares of Common Stock issuable after such record date upon exercise of this Warrant shall be adjusted by multiplying the number of shares of Common Stock issuable upon the exercise of this Warrant immediately prior to such record date by a fraction, the numerator of which shall be the then Fair Market Value per share of Common Stock on the record date for such distribution and the denominator of which shall be the then Fair Market Value per share of Common Stock on the record date for such distribution less an amount equal to the then fair market value (as determined in good faith by the Board of Directors of the Corporation) of the Other Distribution applicable to one share of Common Stock, or (ii) adequate provision shall be made so that the holder of this Warrant shall have the right to receive, in addition to shares of Common Stock upon the exercise of this Warrant, at the election of the Company, either (A) the Other Distribution to which such holder would have been entitled as a holder of Common Stock if such holder had exercised this Warrant immediately prior to the record date for such distribution or (B) the cash equivalent of such Other Distribution.

     If the Corporation elects to adjust the number of shares of Common Stock issuable upon the exercise of this Warrant pursuant to clause (i) above, such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders of the Corporation entitled to receive such distribution; provided however, that the Corporation shall deliver to the holder who exercises this Warrant after any such record date, but prior to the related distribution, a due bill or other appropriate instrument evidencing such holder's right to receive such distribution upon its occurrence.

     Notwithstanding the foregoing, the Corporation shall not elect the adjustment provided for in clause (i) above if the then fair market value (as determined in good faith by the Board of Directors of the Corporation) of the Other Distribution applicable to one share of Common Stock is equal to or greater than the then Fair Market Value per share of Common Stock on the record date of such distribution.

     (g) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 8 (whether or not subsequently reacquired or retired by the Corporation), other than Excluded Stock. "Excluded Stock" shall mean (i) Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights to employees, officers or directors of, or consultants or advisors to, the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; (ii) Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the date hereof, including, without limitation, the Series F Preferred Stock of the Corporation; (iii) Common Stock issued in connection with the acquisition of any person or entity whether by merger or otherwise; (iv) Common Stock issued pursuant to a transaction for which an adjustment is made pursuant to Section 7 or clause (d) or (e) of this Section 8 hereof; and (v) shares of Common Stock issued for cash in a registered underwritten offering bona fide offered and sold to the public. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 8, into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 8, for such Additional Shares of Common Stock.

     (h) No adjustment pursuant to this Section 8 need be made for the adoption of a plan commonly referred to as a "Stockholders' Rights Plan" which provides for the issuance of rights to acquire shares of capital stock upon the occurrence of some event that is not within the control of the rights holders, or the issuance of rights under such plan; provided that the issuance of capital stock pursuant to such rights shall require adjustment to the Exercise Price and number of shares of Common Stock purchasable upon the exercise hereof.

     SECTION 9. No Dilution or Impairment. If any event shall occur as to which the provisions of Section 7 or 8 hereof are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by this Warrant in a way that is contrary to the manifest and essential intent and principles of Sections 7 and 8 hereof, then, in each such case, the Board of Directors of the Corporation shall provide for an adjustment, if applicable, on a basis consistent with the manifest and essential intent and principles established in Sections 7 and 8 hereof, necessary to preserve, without dilution, the purchase rights represented by this Warrant.

     SECTION 10. Notice of Adjustment. Upon any adjustment or other change relating to the Exercise Price or the securities purchasable upon the exercise of this Warrant, then, and in each such case, the Corporation shall (a) cause to be issued to the Corporation a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Corporation) setting forth the Exercise Price and number of shares of Common Stock issuable upon exercise of the Warrant after such adjustment and setting forth a statement of the facts requiring such adjustment and showing in reasonable detail the manner of computing the same and (b) promptly give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such registered holder as shown on the books of the Corporation, which notice shall state the increase or decrease in the number or other denominations of securities purchasable upon the exercise of this Warrant and a copy of the certificate referred to in clause (a) above.

     SECTION 11. Fractional Shares. If the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted pursuant to provisions hereof, the Corporation shall nevertheless not be required to issue fractions of shares, upon exercise of this Warrant or otherwise, or to distribute certificates that evidence fractional shares. Whether or not fractional shares are issuable upon exercise of this Warrant shall be determined on the basis of the total number of shares of Common Stock the holder is at the time acquiring and the number of shares of Common Stock issuable upon such aggregate exercise. With respect to any fraction of a share called for upon any exercise hereof, the Corporation shall pay to the holder hereof an amount in cash equal to such fraction multiplied by the current Fair Market Value of one share of Common Stock.

     SECTION 12. Information. Each holder of this Warrant, and each holder of shares of Common Stock acquired upon the exercise of this Warrant, by acceptance hereof and thereof, agrees to furnish to the Corporation such information concerning such holder as may be requested by the Corporation which is necessary in connection with any registration or qualification of shares of Common Stock purchasable hereunder.

     SECTION 13. Warrant Holder Not Deemed Stockholder. The holder of this Warrant shall not, as such, be entitled to any rights as a stockholder of the Corporation, except for those conferred pursuant to this Warrant, nor shall the holder of this Warrant have any liabilities to purchase any securities hereunder or as a stockholder of the Corporation whether such liabilities are asserted by the Corporation or by creditors or stockholders of the Corporation or otherwise.

     SECTION 14. Transfer Restrictions. Each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THIS WARRANT AND ANY SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER ANY APPLICABLE STATE LAWS. THIS WARRANT HAS BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE 1933 ACT. THIS WARRANT AND ANY SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

          THE SALE, PLEDGE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THIS WARRANT AND ANY SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF THIS WARRANT IS RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF A PURCHASE AGREEMENT DATED AS OF DECEMBER 3,
          2001, A COPY OF WHICH IS AVAILABLE UPON REQUEST FOR INSPECTION AT THE OFFICES OF THE COMPANY. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE COMPANY.

Each certificate for Common Stock issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER ANY APPLICABLE STATE LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE 1933 ACT. THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THE SALE, PLEDGE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF A STOCK PURCHASE AGREEMENT DATED AS OF _______________, 2001, A COPY OF WHICH IS AVAILABLE UPON REQUEST FOR INSPECTION AT THE OFFICES OF THE COMPANY. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE COMPANY.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE REDEEMABLE AS PROVIDED IN THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION.

Subject to the foregoing, the shares of Common Stock issuable upon exercise of this Warrant are freely transferable at any time.

     SECTION 15. Rights of Action; Remedies. All rights of action with respect to this Warrant are vested in the holder of this Warrant, and the holder may enforce against the Corporation its right to exercise this Warrant for the purchase of shares of Common Stock in the manner provided in this Warrant. The Corporation stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Corporation in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     SECTION 16. Modification of Warrant. This Warrant shall not be modified, supplemented or altered in any respect except with the consent in writing of the holder hereof and the Corporation; and no change in the number or nature of the securities purchasable upon the exercise of this Warrant, or the exercise price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the holder hereof, other than such changes as are specifically prescribed by this Warrant as originally executed.

     SECTION 17. Miscellaneous. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of State of Delaware, without regard to its principles of conflicts of laws. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. This Warrant, the Registration Rights Agreement and the Purchase Agreement, dated as of __________ ___, ____, among ___________ embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

     SECTION 18. Descriptive Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     SECTION 19. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

     SECTION 20. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, located in Delaware, for any Litigation arising out of or relating to this Warrant and the transactions contemplated hereby and thereby (and agrees not to commence any proceeding relating hereto or thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail in accordance with Section ___shall be effective service of process for any proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of this Warrant or the transactions contemplated hereby in the courts of the State of Delaware or the United States of America, located in Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 21. WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASERS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT.

     SECTION 22. Successors. All the covenants and provisions of this Warrant shall bind and inure to the benefit of the successors and permitted transferees of the holder and the successors of the Corporation.

     SECTION 23. Exchange Listing. The Corporation will from time to time take all action that may be necessary so that the shares of Common Stock issuable upon exercise of this Warrant, as soon as reasonably practicable following their issuance upon the exercise of this Warrant, will be listed on the principal securities exchanges, automated quotation systems or other markets within the United States of America, if any, on which the shares of Common Stock are then listed (but, in any event, such listing shall be effected by the Corporation within the time frame required by any such exchanges, quotation systems or other markets).

     SECTION 24. Definitions. For purposes of this Warrant, the following terms have the following respective meanings:

     "Average Price" means, with respect to any shares of stock or securities, including the Common Stock, on any date of determination, the average for the five (5) Trading Days preceding and including such date of determination of the reported last sale prices per share on a national securities exchange or admitted to unlisted trading privileges on such exchange or quoted in the NASDAQ System, or if not listed or admitted to unlisted trading privileges, the average for the five (5) Trading Days preceding and including the date of determination of the average of the last reported bid and asked prices per share or security reported by the National Quotation Bureau.

     "Fair Market Value" means, with respect to any shares of stock or other securities, (i) if such stock or securities are listed or admitted to trading on a national securities exchange or admitted to unlisted trading privileges on such exchange or quoted in the NASDAQ System, the Average Price per share or security, as the case may be, at the close of trading on the Trading Day on which the relevant determination is to be made (the date of exercise of the Warrant, in the case of any such determination to be made with respect to such exercise) or, if such day is not a Trading Day, the Trading Day immediately preceding such day and (ii) if such stock or security is not so listed or admitted to unlisted trading privileges, the current fair market value of such stock or security as determined in good faith by the Board of Directors of the Corporation.

     "Trading Day" means (i) if the relevant stock or security is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; (ii) if the relevant stock or security is quoted on the NASDAQ National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on the NASDAQ National Market or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed as of the date first written above.



                                       McLEODUSA INCORPORATED



                                       By:
                                             -------------------------------
                                       Name:
                                             -------------------------------
                                       Title:
                                             -------------------------------

                                 EXHIBIT A
                                 ---------

                               EXERCISE FORM
                 (To be signed only on exercise of Warrant)


McLeodUSA Incorporated

----------------------
----------------------
----------------------

     The undersigned hereby irrevocably elects to exercise the right to purchase represented by the within Warrant for, and to purchase thereunder, _______ shares of the stock provided for therein, and requests that certificates for such shares be issued in the name of:

---------------------------------------------------------------------------
---------------------------------------------------------------------------
---------------------------------------------------------------------------
          (Please print name, address and social security number)


and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of the undersigned holder of the within Warrant or his Assignee as below indicated and delivered to the address stated below.


NAME OF HOLDER OR ASSIGNEE:
                           -------------------------------------------------
                                    (Please print)

ADDRESS OF HOLDER
OR ASSIGNEE:
            ----------------------------------------------------------------

SIGNATURE OF HOLDER:
                    --------------------------------------------------------

DATED:
      ---------------------------


Note: The above signature must correspond with the name exactly as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever, unless the within Warrant has been assigned.

                                 EXHIBIT B
                                 ---------

                             FORM OF ASSIGNMENT
                 (To be signed only on transfer of Warrant)

     For value received, the undersigned hereby sells, assigns and transfers unto _____________________________ the right represented by the within Warrant to purchase __________________ shares of Common Stock of McLeod Incorporated to which the within Warrant relates, and appoints ______________________ attorney to transfer such rights on the books of McLeod Incorporated with full power of substitution in the premises.


NAME OF HOLDER:
              --------------------------------------------------------------
                                    (Please print)

ADDRESS:
        --------------------------------------------------------------------

SIGNATURE OF HOLDER:
                    --------------------------------------------------------

DATED:
      ---------------------------


Note: The above signature must correspond with the name exactly as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever, unless the within Warrant has been assigned.


SIGNED IN THE PRESENCE OF:


---------------------------